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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1999 Employee Stock Purchase Plan and 1998 Stock Plan, and the Registration Statement (Form S-8), pertaining to the Beauty.com, Inc. Stock Plan, of our report dated January 19, 2001, except as to the fourth paragraph of Note 6, as to which the date is March 20, 2001, with respect to the consolidated financial statements and schedule of drugstore.com, inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

Seattle, Washington
March 27, 2001